Exhibit 99.3
Notice of Guaranteed Delivery
for
Tender of Ordinary Shares
of
Medtronic plc
Offer to Exchange up to 225,361,295 Shares of Common Stock of
MiniMed Group, Inc.
for Outstanding Ordinary Shares of
Medtronic plc
(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON OCTOBER 9, 2026, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH DATE, OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE EXCHANGE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE”)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) if certificates for Medtronic Ordinary Shares (as defined below) are not immediately available, if the procedure for book-entry tender cannot be completed on a timely basis or if time will not permit all required documents to reach Equiniti Trust Company, LLC (the “Exchange Agent”) on or prior to the Expiration Date, which is 12:00 midnight, New York City time, at the end of the day on October 9, 2026, unless Medtronic plc extends the period of time for which the Exchange Offer is open, in which case the Expiration Date will be the latest time and date on which the Exchange Offer, as so extended, expires. This form may be transmitted by email transmission or mailed to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery” in the Prospectus.
Equiniti Trust Company, LLC

***By Mail or Overnight Courier:
By 12:00 midnight, NYC time, on Expiration Date
Equiniti Trust Company, LLC
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120
By Email Transmission: Equiniti Trust Company, LLC Shareowner Services Voluntary Corporate Actions EQSS-VoluntaryEvents@equiniti.com
Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via email set forth above will not constitute a valid delivery to the Exchange Agent.
This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a “U.S. eligible institution” (as defined in the Prospectus) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Prospectus) and certificates for Medtronic Ordinary Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
The undersigned hereby tenders to Medtronic plc, an Irish public limited company, upon the terms and subject to the conditions set forth in the Prospectus dated September 14, 2026, (the “Prospectus”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, par value $0.0001 per share (the “Medtronic Ordinary Shares”), of Medtronic plc, set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Number of Medtronic Ordinary Shares	Name(s) of Record Holder(s)
Tendered:

□ Check if securities will be tendered by book-entry tender.
(please print)
Address(es):
Name of Tendering Institution:

Account No.:	(Zip Code)

Dated:________________________________, 2026	Area Code and Telephone No(s):

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the Medtronic Ordinary Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Medtronic Ordinary Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered Medtronic Ordinary Shares, in proper form for tendering, or to deliver Medtronic Ordinary Shares pursuant to the procedure for book-entry tender into the Exchange Agent’s account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile or electronic copy thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:
Title:

(Zip Code)	Name:
Area Code and Telephone Number:	(Please Type or Print)
Dated: _________________________________, 2026
NOTE:    DO NOT SEND CERTIFICATES FOR MEDTRONIC ORDINARY SHARES WITH THIS NOTICE. CERTIFICATES FOR MEDTRONIC ORDINARY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.